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One Mellon Bank Center        Telephone 412 391 9710        Telefax 412 391 8963
Pittsburgh, PA 15219          Telex 7106642199 PMM & CO PGH









             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
of Mellon Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania
May 30, 1995